Exhibit 10.8

AMENDMENT OF THE 3M 2005

MANAGEMENT STOCK OWNERSHIP PROGRAM

AND THE 3M 2008 LONG-TERM INCENTIVE PLAN —

Transfer of stock options to former spouses

WHEREAS, 3M has adopted and maintains the 3M 2005 Management Stock Ownership Program and the 2008 Long-Term Incentive Plan (hereinafter referred to as the “Plans”), under which Plans the Corporation provided and provides stock-based compensation to certain of its employees;

WHEREAS, both of the Plans authorize the Compensation Committee to permit the transfer by participants of the ownership of nonqualified stock options to certain family members, subject to such terms and conditions as the Committee may determine; and

WHEREAS, the Corporation now wishes to revise the Plans to expand the types of family members to whom such stock options may be transferred;

RESOLVED, that pursuant to the authority contained in Section 13 of the 2005 Management Stock Ownership Program and Section 16 of the 2008 Long-Term Incentive Plan, the Plans be and they hereby are amended as follows, effective immediately:

1)                                      Section 10 of the 2005 Management Stock Ownership Program is amended to read as follows:

SECTION 10  TRANSFERABILITY

Except as permitted in this Section 10, no Award granted under this 2005 Program may be assigned, transferred (other than a transfer by will or the laws of descent and distribution as provided in Section 11), pledged, or hypothecated (whether by operation of law or otherwise).  Awards granted under this 2005 Program shall not be subject to execution, attachment, or similar process.  The Committee may, in its sole discretion, permit individual Participants to transfer the ownership of all or any of their Nonqualified Options granted under this 2005 Program to (i) the spouse, former spouse, children or grandchildren of such Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, and (y) subsequent transfers of transferred Nonqualified Options shall be prohibited except those in accordance with Section 11 (by will or the laws of descent and distribution).  The Committee may, in its sole discretion, create further conditions and requirements for the transfer of Nonqualified Options.  Following transfer, any such Nonqualified Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Sections 7, 8 and 14 hereof the term “Participant” shall be deemed to refer to the transferee.  The events causing termination of Awards in accordance with Section 11 hereof shall continue to be applied with respect to the original Participant, following which the Nonqualified Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 11.

2)                                      Section 13 of the 2008 Long-Term Incentive Plan is amended to read as follows:

13.                               Transferability.

Except as permitted in this Section 13, no Award granted under this Plan may be assigned, transferred (other than a transfer by will or the laws of descent and distribution as provided in Section 7), pledged, or hypothecated (whether by operation of law or otherwise).  Awards granted under this Plan shall not be subject to execution, attachment, or similar process.  The Committee may, in its sole discretion, permit individual Participants to transfer the ownership of all or any of their Nonqualified Options granted under this Plan to (i) the spouse, , former spouse, children or grandchildren of such Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, and (y) subsequent transfers of transferred Nonqualified Options shall be prohibited except those in accordance with Section 7 (by will or the laws of descent and distribution).  The Committee may, in its sole discretion, create further conditions and requirements for the transfer of Nonqualified Options.  Following transfer, any such Nonqualified Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.  The events causing termination of Awards in accordance with Section 7 hereof shall continue to be applied with respect to the original Participant, following which the Nonqualified Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 7.